Exhibit 10.2

FORM OF SENIOR SECURED PROMISSORY NOTE

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER UNITED STATES FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE, DIRECTLY OR INDIRECTLY, NOR MAY THE SECURITIES BE TRANSFERRED ON THE BOOKS OF THE CORPORATION, WITHOUT REGISTRATION OF SUCH SECURITIES UNDER ALL APPLICABLE UNITED STATES FEDERAL OR STATE SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM, SUCH COMPLIANCE, AT THE OPTION OF THE CORPORATION, TO BE EVIDENCED BY AN OPINION OF SHAREHOLDER’S COUNSEL, IN FORM ACCEPTABLE TO THE CORPORATION, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT.

April 30, 2014	$

For value received, Bioject Medical Technologies Inc., an Oregon corporation and its wholly owned subsidiary, Bioject Inc., an Oregon corporation (collectively, the “Debtors”), promise to pay to [insert name] (the “Holder”) the principal sum of [amount in words] and —/100 dollars ($[amount in numbers), together with interest thereon as set forth herein (this “Note”).

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

1.	Payment Terms and Security. The unpaid principal balance from time to time outstanding under this Note shall bear interest at the rate of 10% per annum. The outstanding principal balance of and accrued but unpaid interest under this Note shall be repaid by the Debtors on or before April 30, 2017 (April 30, 2017 or as extended, the “Maturity Date”) unless prepaid or extended pursuant to the terms hereof. Except as otherwise provided herein, both principal and interest shall be payable on the Maturity Date in lawful money of the United States of America to the Holder at the address listed on the signature page hereto (or at such other location as shall be designated by the Holder in a written notice to the Debtor), in same day funds. This Note is secured by a pledge of all the intellectual property of the Debtors pursuant to a Security Agreement in the form attached hereto as Annex A.

2.	Events of Default. If any of the events specified in this Section 2 shall occur (herein individually referred to as an “Event of Default”), the Holder of thisNote may, so long as such condition exists, declare the entire principal and unpaid accrued interest hereon im’mediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived:

(a)	Default in the payment of the principal and unpaid accrued interest of this Note when due and payable if such default is not cured by the Debtors within ten (10) business days after the Holder has given the Debtors written notice of such default; or

(b)	Any breach by the Debtors of any representation, warranty, or covenant in this Note; provided, that, in the event of any such breach, to the extent such breach is

(c)	susceptible to cure, such breach shall not have been cured by the Debtors within ten (10) business days after written notice to the Debtors of such breach; or

(d)	Either Debtor shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its or any of its creditors, (iii) be dissolved or liquidated in full or in part, (iv) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it or (v) take any action for the purpose of effecting any of the foregoing; or

(e)	Proceedings for the appointment of a receiver, trustee, liquidator or custodian of either Debtor or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to a Debtor or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered, or such case or proceeding shall not be dismissed, discharged or stayed within 60 days of commencement.

Notwithstanding anything to the contrary contained herein, if any of the events described in Sections 2(c) or (d) occur, this Note shall be automatically accelerated and the entire principal and unpaid accrued interest thereon shall immediately become due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived.

3.	Mandatory Prepayment. Prior to the Maturity Date, this Note will be prepaid from 50% of the net proceeds from the sale or licensing of the intellectual property and/or ownership rights of the Debtors, used as part of a drug device combination; provided however, that such net proceeds must equal or exceed $1,000,000 for such 50% prepayment to be triggered. For the avoidance of doubt and purpose of example, if $1,000,000 in net proceeds are received by the Debtors, then $500,000 will be used to prepay this Note, subject to the following two sentences. This Note is one of a series of notes, aggregating $2,255,752.61 in principal amount and issued by the Debtors on April 30, 2014. Any prepayments will be made on a prorated basis among such notes in proportion to the outstanding principal amount of such notes.

4.	Assignment. The rights and obligations of the Debtors and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

5.	Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Debtors and the Holder. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.

6.	Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile (provided that notice is also given under clause (c) below) if sent during normal business hours of the recipient; if not sent during normal business hours of the recipient, then on the next business day, or (c) upon receipt by the party to be notified by nationally recognized overnight courier service. All communications shall be sent to the Debtors at 7180 SW Sandburg Street, Suite 100, Tigard, Oregon 97223 and all communications shall be sent to the Holder at the address on file with the Debtors.

7.	Governing Law; Waiver of Jury Trial. This Note shall be governed by and construed in accordance with the laws of the state of Oregon, exclusive of conflicts of law provisions. In the event of any dispute between the parties to this Note, the parties agree that the dispute shall be settled in the state or federal courts located in the County of Orange in the State of California. The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights under this Note.

8.	Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

IN WITNESS WHEREOF, each of the Debtors has executed this Senior Secured Promissory Note as of the date first above written.

Bioject Medical Technologies Inc.

By: Mark Logomasini
President and Chief Executive Officer

Bioject Inc.

By: Mark Logomasini
President and Chief Executive Officer